AMENDMENT NO. 4

TO

RIGHTS AGREEMENT

This Amendment No. 4 (this “Amendment”) to the Rights Agreement, made and entered into as of December 20, 2012 (the “Rights Agreement”), by and between Contango ORE, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), is made and entered into as of November 11, 2015, by and between the Company and the Rights Agent.

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may
supplement or amend any provision of the Rights Agreement in any respect in accordance with the provisions of such section; and

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree to amend the Rights Agreement as follows:

1.Amendments.
(a)    The definition of "Acquiring Person" in Section 1(a) is amended by deleting “twenty percent (20%)” where it appears and replacing it with “twenty-three percent (23%).”
(b)    Section 3(a) of the Rights Agreement is amended by deleting “twenty percent (20%)” where it appears and replacing it with “twenty-three percent (23%).”
(c)    Section 23(a) of the Rights Agreement is amended by deleting “twenty percent (20%)” where it appears and replacing it with “twenty-three percent (23%).”
(d)    Exhibit C to the Rights Agreement is amended by deleting “twenty percent (20%)” where it appears and replacing it with “twenty-three percent (23%).”
(e)    Section 7(a)(i) of the Rights Agreement by replacing the reference to “December 19, 2016” with “December 19, 2018.”
2.    No Further Amendments.  Except as expressly provided herein, the terms and conditions of the Rights Agreement shall continue in full force and effect.
3.    Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
4.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CONTANGO ORE, INC.

By:	/s/ Brad Juneau
Name: Brad Juneau
Title: President

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Joseph S. Campbell
Name: Joseph S. Campbell
Title: Vice President